Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3/A, including the prospectus constituting a part thereof, of our report dated May 15, 2026, with respect to the consolidated financial statements of U Power Limited and its subsidiaries included in U Power Limited’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Securities and Exchange Commission on May 15, 2026.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ HCL, PLLC

HCL, PLLC

Chicago, IL

August 10, 2026